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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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
                                                                   Year Ended December 31,
                                             -------------------------------------------------------------------
                                                    2004                    2003                    2002
                                             -------------------     -------------------     -------------------
                                                          (In thousands except per share amounts.)
Basic Earnings per Share
Average shares outstanding                                76,958                  77,696                  79,926
                                             ===================     ===================     ===================

Income available to common shareholders      $           110,620     $           131,134     $           112,018
                                             ===================     ===================     ===================

Basic Earnings per Share                     $              1.44     $              1.69     $              1.40
                                             ===================     ===================     ===================

Diluted Earnings per Share
Average common shares outstanding                         76,958                  77,696                  79,926
Effect of dilutive stock options                             420                     468                     555
                                             -------------------     -------------------     -------------------

Average diluted shares outstanding                        77,378                  78,164                  80,481
                                             ===================     ===================     ===================

Income available to common shareholders      $           110,620     $           131,134     $           112,018
                                             ===================     ===================     ===================

Diluted Earnings per Share                   $              1.43     $              1.68     $              1.39
                                             ===================     ===================     ===================
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